Exhibit 32.2

SECTION 1350 CERTIFICATION

OF THE CHIEF FINANCIAL OFFICER

I, Robert O. Stephenson, Chief Financial Officer of Omega Healthcare Investors, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:      February 14, 2023

/S/ ROBERT O. STEPHENSON
Robert O. Stephenson
Chief Financial Officer